EXHIBIT 10

                           Voting Trust Agreement - Eggers




























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IRREVOCABLE VOTING TRUST

THIS AGREEMENT dated October 15, 1998 by and between Bryan Eggers ("Grantor") and Joel Arberman, as Trustee ("Trustee").

RECITALS:

WHEREAS, Grantor desires to transfer 50,000 shares of Preferred Shares Class C (the "Preferred Shares") of SMD Group Inc., a Delaware corporation (the "Corporation") and receive Voting Trust Certificates (the "Certificates") for Preferred Shares of the Corporation issued hereunder pursuant to the applicable provisions of the Delaware Corporation Act.

NOW,  THEREFORE,   for  valuable  consideration,   the  receipt,   adequacy  and
sufficiency of which is hereby acknowledged, the parties agree as follows:

 1. Recitals. The above recitals are those of the Grantor and are true and correct and are incorporated herein by reference.

 2. Transfer of Preferred Shares and Acceptance of Trust. Grantor hereby transfers and assigns to the Trustee the Preferred Shares of the Corporation, to be held in trust by the Trustee for Grantor under the terms and conditions contained herein, and directs that the Preferred Shares be transferred to the Trustee on the books of the Corporation.

 3.   Duties of Trustee.

a. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. The specific duties of the Trustee are as follows:

      To vote, consent and otherwise exercise all of the voting rights in respect of the Preferred Shares, without any consent or agreement of Grantor as to such votes;

      To execute and deliver to the Grantor the Certificates;

      To hold the Preferred Shares until they may be released pursuant to the provisions of Paragraph 3 (b) below; and

      To record this Agreement and all other documents necessary to effect this Agreement with the Corporation.

b. The Preferred Shares shall be released pro-rated from this Agreement during its term as follows: 1/36th of the aggregate number of Preferred Shares initially deposited hereunder shall be released each month, subject to the limitation that for every Preferred Share released the Corporation on a cumulative basis must have had twenty individual copies of the Corporations CD player software installed onto separate and individual computers ("installation"). For example, assume Grantor was entitled to have 100 Preferred Shares released pursuant to the 1/36th provision during a month, but the Corporation only had 100 installations for such period. Only 5 Preferred Shares (100 downloads / 20 = 5 Preferred Shares) shall be released. Assume the following month the Corporation had 300 installations, 10 Preferred Shares for such month, plus 5 Preferred Shares withheld for the prior month shall be released.

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      The  Preferred  Shares  shall  immediately  vest if there is a sale of the
Employer outside the ordinary course of business of more than fifty percent (50%) of the assets of or equity interests in Employer to any person or entity.

      All dividends or other distributions on the Shares shall be held by the Trustee, invested in a money market or similar investment, and released when the related Preferred Shares are released hereunder.

c. No provision of this Agreement shall require the Trustee to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of his duties hereunder or in the exercising of any of his rights or powers, if there are reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to him. The Trustee may consult with his counsel, and any opinion of counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

d. The Trustee shall be under no duty or obligation to exercise any of the rights or powers vested in him by this Agreement at the request, order, or direction of Grantor.

 4. Resignation and Removal of Trustee.

a. The resignation and removal of Trustee shall be governed by the provisions of this paragraph 4.

b. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Grantor and by mailing notice thereof to the Grantor. Upon receiving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

c. The Grantor may not at any time remove the Trustee and appoint a successor trustee.

d. Any resignation or any removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this section shall become effective upon acceptance of appointment by the successor trustee as provided herein.

e. Any successor trustee appointed under this paragraph 4, shall execute, acknowledge and deliver to the Grantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Grantor or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amount then due it hereunder. execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Grantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee and certainly vesting in and confirming to such successor trustee all such rights and powers.

5. Term and Irrevocability. This Agreement is for a term of three (3) years, commencing the date the Shares are registered in the name of the Trustee, and may be renewed for additional terms of not more than three (3) years each by execution of and extension agreement by Grantor and obtaining the consent of one


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of the Trustees to such extension. This agreement is irrevocable, and may not be terminated at any time during the initial or any subsequent three (3) year term for any reason by any party. BY EXECUTING THIS AGREEMENT, THE GRANTOR ACKNOWLEDGES AND AGREES THAT HE IS GIVING UP IRREVOCABLY ALL RIGHTS TO VOTE, CONSENT AND OTHERWISE EXERCISE ALL OF THE VOTING RIGHTS IN RESPECT OF THE PREFERRED SHARES, WITHOUT ANY CONSENT OR AGREEMENT OF GRANTOR AS TO SUCH VOTES FOR THE UNTIL SUCH PREFERRED SHARES ARE RELEASED TO HIM UNDER THE TERMS OF THIS AGREEMENT AND THEREFORE AGREES THAT HE IS WILLING TO ENTRUST ALL ASPECTS OF THE ULTIMATE MANAGEMENT AND CONTROL OF THE BUSINESS OF THE CORPORATION TO THE TRUSTEE HEREUNDER, NOTWITHSTANDING THE FACT THAT HE MAY DISAGREE WITH THE DECISIONS OF THE TRUSTEE.

6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.

7.    Miscellaneous Provisions.

a. All of the covenants, stipulations, promises and agreements contained herein by or on behalf of the Grantor shall bind its successors and assigns, whether so expressed or not.

b. Nothing in this Agreement, express or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, any legal or equitable right remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained and all its covenants, conditions and provisions shall be for the sole benefit of the parties hereto.

c. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state.


IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

                                    GRANTOR:

                                  Bryan Eggers




                                    TRUSTEE:



                                          ----------------------------------
                                          Name: Joel Arberman

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